CompuTrac, Inc.

         Exhibit 23.1 - Consent of Grant Thornton LLP, Independent Certified
                                 Public Accountants



       We have issued our report dated March 25, 1998, accompanying the consolidated financial statements included in the Annual Report of CompuTrac, Inc. on Form 10-KSB for the year ended January 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statements of CompuTrac, Inc. on Form S-8 (File Nos. 33-40732; 33-40734; 33-02906; 33-07319; 33-61577).





       GRANT THORNTON LLP

       Dallas, Texas
       April 25, 1998


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                                   CompuTrac, Inc.

             Exhibit 23.2 - Consent of Price Waterhouse LLP, Independent
                                     Accountants



       We hereby co nsent to the incorpo ration by reference in the Registration Statements on Form S-8 (Nos. 33-40732 ; 33- 40734; 33-02906; 33-07319; 33-61577) of CompuTrac, In c. of our report dated March 25 , 1997 appearing on page 24 of this annual report on Form 10-KSB.





       PRICE WATERHOUSE LLP

       Dallas, Texas
       April 29, 1998